EXHIBIT 16.1

September 7, 2012

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated September 7, 2012, of Astika Holdings, Inc., a Florida corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 (a) insofar as they relate to our firm.

Yours very truly,

/s/ Lake & Associates CPA’s LLC
     Lake & Associates CPA’s LLC
     Schaumburg, Illinois

1905 Wright Boulevard
 Schaumburg, IL 60193
Phone: 847.524.0800
Fax: 847.524.1655